Exhibit 21.1

EXHIBIT 21.1 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Innospec Active Chemicals LLC (USA) Innospec Deutschland GmbH (Germany) Innospec Finance Limited (U.K.) Innospec Finance U.S. LLC (USA) Innospec France SA (France)

Innospec Fuel Specialties LLC (USA) Innospec Holdings Limited (U.K.) Innospec International Limited (U.K.) Innospec Developments Limited (U.K.) Innospec Leuna GmbH (Germany) Innospec Limited (U.K.)

Innospec International Holdings LLC (USA) Independence Oilfield Chemicals LLC (USA)

Innospec Performance Chemicals Europe Limited (U.K.) Innospec Performance Chemicals Spain S.L. (Spain) Innospec Performance Chemicals Italia s.r.l (Italy) Innospec Saint-Mihiel SAS (France)

Innospec Performance Chemicals France SA (France) Innospec Canada Limited (Canada)

Bachman Services, Inc. (USA) BioSuite LLC (USA)

Strata Control Services, Inc. (USA) Chemsil Silicones, Inc. (USA) Chemtec Chemical Co. (USA)

Innospec Chemicals Beijing Limited (China)

Innospec Chemicals (Shanghai) Limited (China)

QGP Química Geral S.A. (Brazil)

Innospec Do Brasil Limited (Brazil)

Innospec Holding do Brasil Ltda (Brazil)

Innospec Saudi Arabia Company (Saudi Arabia)